UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 2, 2013

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250,

Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 2, 2013, NewStar Financial, Inc. (the “Company”) and NewStar CRE Finance I LLC (“NS CRE I”), a financing subsidiary of the Company, entered into the Amended and Restated Master Repurchase Agreement (the “Amended MRA”), by and among NS CRE I as seller, the Company as guarantor and servicer, and Macquarie Bank Limited as the purchaser, which amended and restated the parties Master Repurchase Agreement (the “Original MRA”) dated June 7, 2011.

The Amended MRA contains substantially similar terms as the Original MRA, except the Amended MRA extends the maturity date from June 7, 2016 to June 7, 2017, increases the minimum aggregate interest margin payment from $8.2 million to $9.2 million, provides for $25.5 million of additional advances for existing eligible assets owned by the Company, allows for the advance of up to $15.0 million to fund an additional commercial mortgage loan, and releases $41.1 million of principal payments related to previously purchased assets to the Company as unrestricted cash.

The financing arrangement is backed by a portfolio of legacy commercial mortgage loans previously originated by the Company and sold to the purchaser. NS CRE I has agreed to repurchase the mortgage loans from time to time, including a minimum annual amount, with all remaining assets to be repurchased upon maturity of the Amended MRA. Upon its repurchase of a mortgage loan, NS CRE I is obligated to pay the principal amount related to such asset, adjusted as provided in the Amended MRA, plus accrued interest (at a rate based on LIBOR plus a margin) to the date of repurchase. NS CRE I is also obligated to pay a certain minimum yield on the transactions as well as certain administrative costs and expenses incurred by the purchaser. The obligations of NS CRE I are fully guaranteed by the Company. The Company will service the mortgage loans pursuant to the terms of a servicing agreement with the purchaser. In addition, the Amended MRA contains margin call provisions that provide NS CRE I, at its option, the right to transfer cash, additional financial assets or substitute eligible assets to the purchaser or to repurchase one or more mortgage loans to cure any margin deficit resulting from a decline in the assigned value of such assets. The Amended MRA and related guarantee also require NS CRE I and the Company to maintain various financial and other covenants, including the Company maintaining a tangible net worth of at least $400 million, as adjusted from time to time. All other terms and conditions of the Amended MRA and the related guarantee remain the same in all material respects.

The foregoing description is only a summary of certain of the provisions of the Amended MRA and is qualified in its entirety by the full text of the Amended MRA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the full text of the related guarantee, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 7, 2011.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Amended and Restated Master Repurchase Agreement, dated as of October 2, 2013, by and among NewStar Financial, Inc., Macquarie Bank Limited and NewStar CRE Finance I LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL, INC.

Date: October 4, 2013	By:	/s/ JOHN KIRBY BRAY
John Kirby Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Master Repurchase Agreement, dated as of October 2, 2013, by and among NewStar Financial, Inc., Macquarie Bank Limited and NewStar CRE Finance I LLC.